                             AMENDED AND RESTATED

                            PARTICIPATION AGREEMENT

                                     AMONG

                       VAN KAMPEN LIFE INVESTMENT TRUST,

                         VAN KAMPEN ASSET MANAGEMENT,

                            VAN KAMPEN FUNDS INC.,

                  AMERICAN ENTERPRISE LIFE INSURANCE COMPANY,

                                      AND

                          IDS LIFE INSURANCE COMPANY

                               DATED MAY 1, 2006

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----
ARTICLE A      Amendment and Restatement; Form of Agreement                  3

ARTICLE I.     Purchase and Redemption of Fund Shares                        3

ARTICLE II.    Representations and Warranties                                6

ARTICLE III.   Prospectuses, Reports to Shareholders
               and Proxy Statements; Voting                                 10

ARTICLE IV.    Sales Material and Information                               12

ARTICLE V.     Fees and Expenses                                            14

ARTICLE VI.    Diversification                                              14

ARTICLE VII.   Potential Conflicts                                          14

ARTICLE VIII.  Indemnification                                              16

ARTICLE IX.    Applicable Law                                               21

ARTICLE X.     Termination                                                  21

ARTICLE XI.    Notices                                                      23

ARTICLE XII.   Miscellaneous                                                25

SCHEDULE A     American Enterprise Life Separate Accounts and Associated
               Contracts

SCHEDULE A-1   IDS Life Separate Accounts and Associated Contracts

SCHEDULE B     Portfolios of Van Kampen Life Investment Trust
               Available Under this Agreement for American Enterprise Life

SCHEDULE B-1   Portfolios of Van Kampen Life Investment Trust
               Available Under this Agreement for IDS Life

SCHEDULE C     Proxy Voting Procedures

      THIS AGREEMENT is made and entered into this 1st day of May, 2006 by and among the following parties:

      o AMERICAN ENTERPRISE LIFE INSURANCE COMPANY ("American Enterprise Life"), an Indiana corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account");

      o IDS LIFE INSURANCE COMPANY ("IDS Life"), a Minnesota corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A-1 hereto as may be amended from time to time (each such account referred to as an "Account")(each of American Enterprise Life and IDS Life, hereinafter a "Company");

      o     VAN KAMPEN LIFE INVESTMENT TRUST, a Delaware business trust, (the
            "Fund");

      o     VAN KAMPEN FUNDS INC., a Delaware Corporation, (the
            "Underwriter"); and,

      o     VAN KAMPEN ASSET MANAGEMENT, a Delaware Corporation, (the
            "Adviser").

      WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products"); and

      WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser (the "Participating Insurance Companies"); and

      WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

      WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of American Enterprise Life (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B); and

      WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B-1 hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of IDS Life (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule B-1); and

      WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1990 (File No.812-7552), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies (the "Shared Funding Exemptive Order"); and

      WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

      WHEREAS, the Adviser manages the Portfolios of the Fund; and

      WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

      WHEREAS, American Enterprise Life has registered or will register under the 1933 Act the Variable Insurance Products identified on Schedule A hereto and IDS Life has registered or will register under the 1933 Act the Variable Insurance Products identified on Schedule A-1 hereto (the "Contracts"), as such Schedules may be amended from time to time by mutual written agreement of the parties hereto; and

      WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of American Enterprise Life and IDS Life respectively, on the date shown for such Account on Schedule A or Schedule A-1 hereto, to set aside and invest assets attributable to the Contracts; and

      WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

      WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value.

      NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

            ARTICLE A. AMENDMENT AND RESTATEMENT; FORM OF AGREEMENT
                       --------------------------------------------

      A.1. The Fund, the Underwriter and the Adviser acknowledge the planned merger of American Enterprise Life with and into IDS Life (the "Merger") and the "intact transfer" ("Transfer") of the Accounts of American Enterprise Life to IDS Life by operation of law and incident to the Merger, on December 31, 2006 at 10:59:59 p.m. Central Time ("Effective Time"), subject to all necessary regulatory approvals being obtained in connection with the Merger and the Transfer, and the re-naming of IDS Life to RiverSource Life Insurance Company simultaneously with the Merger. On and after the Effective Time, all references in this Agreement and its Schedules to American Enterprise Life and IDS Life Insurance Company shall mean and refer to RiverSource Life Insurance Company. The Fund, the Underwriter and the Adviser consent to the transfer of the rights and obligations of American Enterprise Life under this Agreement to IDS Life Insurance Company at the Effective Time of the Merger.

      A.2. This agreement shall amend and supersede the Participation Agreement dated as of September 1, 2002 among the Fund, the Underwriter, the Adviser, and American Enterprise Life, as amended on April 30, 2004 with respect to all investments by American Enterprise Life or its separate accounts in each Portfolio of the Fund prior to the date of this Agreement. In addition, the foregoing parties hereby amend and restate their agreements as set forth herein to include among other agreements, the addition of IDS Life as a party to this agreement in respect of its Accounts as set forth in Schedule A-1 to this Agreement, and in contemplation of the Transfer of the Accounts of American Enterprise Life to IDS Life on December 31, 2006, incident to the Merger. This agreement shall amend and supersede the Participation Agreement dated September 30, 2003 among the Fund, the Underwriter, the Adviser and IDS Life. Although the parties have executed this Agreement in this form for administrative convenience, this Agreement shall create a separate participation agreement with each Company until the Effective Time of the Merger.

               ARTICLE I. PURCHASE AND REDEMPTION OF FUND SHARES

      1.1. The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order. For purposes of this Section 1.1, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

      1.2. The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Shares of a Portfolio will be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. Notwithstanding the foregoing, the Board of Directors of the Fund (the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

      1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts. No shares of a Portfolio will be sold to the general public.

      1.4. The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws and regulations, however, the Fund reserves the right to redeem shares of the Portfolios for assets other than cash. For purposes of this Section 1.4, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Fund receives notice of such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

      1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company will give the Fund and the Adviser forty-five (45) days written notice prior to making available as a funding vehicle under the Contracts any other investment company that has similar investment objectives and policies as a Portfolio.

      1.6. The Company shall pay for Portfolio shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and the Company agrees to use its best efforts to initiate the transmission of such funds by no later than 2:00 p.m. Eastern time on the day of transmission. For purposes of Sections 2.9 and 2.10, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund. The Fund will pay for a redemption request on the next Business Day after a request to redeem Portfolio shares is made in accordance with Section 1.4 hereof, except that the Fund reserves the right to suspend or postpone payment consistent with the 1940 Act and any rules thereunder. All payments by the Fund will be made in federal funds transmitted by wire or other method agreed to by the parties. For purposes of Sections 2.9 and 2.10, upon receipt by the Company of the federal funds so transmitted, such funds shall cease to be the responsibility of the Fund and shall become the responsibility of the Company.

      1.7. Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

      1.8. The Fund shall furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on Portfolio shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

      1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. The Fund will notify the Company as soon as possible if it is determined that the net asset value per share for a Portfolio will be available after 7:00 p.m. Eastern time, and the Fund and the Company will mutually agree upon a final deadline for transmission of the net asset value information.

      1.10. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) to implement Contract owner initiated or approved transactions, or (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(b) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund sixty (60) days prior written notice of its intention to do so or such shorter notice period in the event that the Company determines is necessary to satisfy its fiduciary obligations to Contract owners.

      1.11. Any material errors in the calculation of net asset value, dividends or capital gain information will be reported promptly upon discovery to the Company. An error will be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Fund provides the Company with materially incorrect net asset value information, through no fault of the Company, the Account(s) will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. The correction of any such errors shall be made by the Fund at the separate account level and shall be made pursuant to the SEC's recommended guidelines regarding such errors. Neither the Fund, the Adviser, the Underwriter nor any of their affiliates will be liable for any information provided to the Company pursuant to this Agreement which information is based on incorrect information supplied by or on behalf of the Company to the Fund, the Adviser, the Underwriter or any one of their respective duly appointed designees.

                  ARTICLE II. REPRESENTATIONS AND WARRANTIES

      2.1. The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; and (iii) it has registered or, prior to any issuance or sale of the Contracts, will register and will thereafter maintain the registration of each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that: (i) the Contracts are or will be registered and shall remain registered under the 1933 Act; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Accounts and the Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Contracts.

      2.2. The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Delaware and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

      2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its every effort to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

      2.4. The Company represents and warrants that each Account is and will continue to be a "segregated asset account" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a "variable contract" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

      2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

      2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states. At the reasonable request of the Company, and subject to any confidentiality obligations of the Fund and the Adviser, the Fund and the Adviser agree to make available certain information that they maintain so that the Company can obtain the authority needed under state insurance laws to issue the Contracts in the various states.

      2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

      2.8. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws and that it will notify the Company promptly if for any reason it is unable to perform its obligations under this Agreement.

      2.9. The Fund represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

      2.10. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company's obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund and the Adviser in the event that such coverage no longer applies.

      2.11 The Company acknowledges the Fund has adopted policies and procedures reasonably designed to prevent frequent or excessive purchases, exchanges and redemptions of the shares of Portfolios in quantities great enough to disrupt orderly management of the corresponding Portfolio's investment portfolio. These policies are disclosed in the current prospectus for the Portfolios of the Fund.

      The Fund, the Underwriter and the Adviser acknowledge that the Company, on behalf of its Accounts, has adopted policies and procedures reasonably designed to detect and deter frequent transfers of Contract value among the subaccounts of the Accounts including those investing in Portfolios of the Fund which are available as investment options under the Contracts. These policies and procedures are described in the current prospectuses of the Account through which the Contracts are offered.

      The Fund, the Underwriter and the Adviser may consider the Company's policies and procedures pertaining to frequent transfers of Contract value among the subaccounts of its Accounts, including those investing in Portfolios of the Fund, when the Fund periodically reviews or amends the Fund's disruptive trading policies and procedures. The Fund, the Underwriter and the Adviser may invite comment from and confer with the Company regarding any proposed policy and procedure of the Fund, the Underwriter or the Adviser pertaining to disruptive trading to determine, prior to adopting such proposed policy or procedure, the Company's then-present ability to apply such proposed policy or procedure to owners of Contracts who allocate Contract value to subaccounts investing in Portfolios of the Fund which are available under the Contracts, including without limitation whether the Company can apply such proposed policy or procedure without the need to modify its automated data processing systems or to develop and staff manual systems to accommodate the implementation of the Fund's proposed policy or procedure.

      The Company will cooperate with the Fund's, the Underwriter's and the Adviser's reasonable requests in taking steps to deter and detect such transfers by Contract owners. Subject to applicable law and the terms of each Contract, the Company will furnish other information the Fund, directly or through its agent, reasonably requests regarding frequent transfers by Contract owners among the subaccounts investing Portfolios of the Fund which are available under the Contracts. In compliance with Rule 22c-2 under the 1940 Act, the Company hereby agrees to (i) provide, promptly upon request by Fund, directly or through its agent, the taxpayer identification number of all Contract owners that purchased, redeemed, transferred, or exchanged shares of Portfolios of the Fund held under a Contract, and the amount and dates of such Contract owner's purchases, redemptions, transfers, and exchanges involving such Portfolios; and (ii) execute any instructions from the Fund, directly or through its agent, to restrict or prohibit further purchases or exchanges of shares of the Portfolios by a Contract owner who has been identified by the Fund, directly or through its agent, as having engaged in transactions in Portfolio shares that violate the policies adopted by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares of the Portfolio. The parties shall negotiate in good faith such additional terms and conditions pertaining to (i) requesting and furnishing such information, (ii) giving such instructions, (iii) executing such instructions and (iv) such other matters pertaining to the implementation of Rule 22c-2 as the parties may wish to address, including without limitation, reimbursement of expenses the Company incurs in order to provide such information and to process such orders of the Fund or its agent.

      2.12

      a. Company represents and warrants that it is in compliance and will continue to be in compliance with all applicable anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended by the USA PATRIOT Act, and implementing regulations of the Bank Secrecy Act ("BSA Regulations") and applicable guidance issued by the SEC and the guidance and rules of the applicable Exchanges, SROs and the NASD (collectively, "Guidance").

      b. In connection with the Fund's reliance on Company to perform Customer Identification Program ("CIP") procedures on its behalf, Company represents and warrants that (1) Company is subject to a rule implementing 31 U.S.C. 5318(h) and maintains an anti-money laundering program consistent with the USA PATRIOT Act and the rules thereunder; (2) Company is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. ss.103.120(a)(2);
(3) Company has implemented a CIP compliant with Section 326 and 31 C.F.R. ss.103.137(b) that enables Company to form a reasonable belief that it knows the true identity of its customers, including procedures to obtain information from and verify the identity of customers, maintain records of the information used to verify identity, determine whether the customer appears on any government list of known or suspected terrorists or terrorist organizations, and provide customers with adequate notice that the institution is requesting information to verify their identities; and (4) Company will certify annually that it has implemented its anti-money laundering program and that it or its agent will perform all aspects of its CIP procedures with respect to customers referred to the Fund by the Company.

      c. Company represents and warrants that to the extent that any owner of a Contract which provides for the allocation of purchase payments and Contract value to subaccounts investing in shares of a Portfolio is a current or former Senior Foreign Political Figure ("SFPF"), an immediate family member of a SFPF, a person who is widely known (or is actually known by the Company) to maintain a close personal relationship with any such individual, or a corporation, business or other entity that has been formed by or for the benefit of such individual, it has conducted appropriate due diligence of such customer consistent with Section 312 of the USA PATRIOT Act and any applicable BSA Regulations and Guidance.

      d. Company represents and warrants that to the extent any owner of a Contract is a foreign bank, it has taken reasonable measures and has obtained certifications and will obtain re-certifications that indicate that such Contract owner is not a foreign shell bank, as defined in the BSA Regulations.

      e. Company will take all reasonable and practicable steps to ensure that it does not accept or maintain investments in any Contract from:

            (i) A person or entity (A) who is or becomes subject to sanctions administered by the U.S. Office of Foreign Assets Control ("OFAC"), is included in any executive order or is on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC, or (B) whose name appears on such other lists of prohibited persons and entities as may be mandated by applicable U.S. law or regulation.

            (ii) A foreign shell bank (i.e., a bank with no physical presence in any country).

      f. Company agrees that if the Fund, Underwriter or Adviser is required to supply information, documentation or guidance to a securities regulatory organization ("SRO") or government department or agency about the CIP of the Fund or the Underwriter or the Adviser or the measures taken to obtain information and to verify the identity of any owner of a Contract who has allocated purchase payments or Contract value to Portfolios available under the Contract, Company shall allow such SRO or government department or agency to examine its files pertaining to such Contract owner.

   ARTICLE III. PROSPECTUSES, REPORTS TO SHAREHOLDERS AND PROXY STATEMENTS;
                                    VOTING

      3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information (and any supplements or amendments thereto) as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film, electronic transmission or computer diskettes containing the Fund's prospectus and statement of additional information (and any supplements or amendments thereto), and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information (and any supplements or amendments thereto) in combination with other fund companies' prospectuses and statements of additional information. Upon request by the Company, the Fund will provide written instruction to all Participating Insurance Companies including the Company each time the Fund amends or supplements a Portfolio's current prospectus or statement of additional information directing the Participating Insurance Companies including the Company as to whether the amendment or supplement is to be provided (a) immediately to Contract owners who have Contract value allocated to a Portfolio or (b) is to be held and combined with another Fund or Contract related mailing as permitted by applicable federal securities laws. The Fund agrees that the instruction it gives the Company in each instance will be identical to the instruction it provides other Participating Insurance Companies.

      3.2. Except as provided in Article III and Article V, all expenses of preparing, setting in type, printing and distributing Fund prospectuses and statements of additional information (and any supplements or amendments thereto) shall be the expense of the Company. For prospectuses and statements of additional information (and any supplements or amendments thereto) provided by the Company to its Contract owners who currently own shares of one or more Portfolios ("Existing Contract Owners"), in order to update disclosure or otherwise provide information as required by the 1933 Act and/or the 1940 Act, the cost of preparing, setting in type and printing shall be borne by the Fund. If the Company chooses to receive camera-ready film, electronic transmission or computer diskettes in lieu of receiving printed copies of the Fund's prospectus and statement of additional information (and any supplements or amendments thereto), the Fund shall bear the cost of typesetting to provide such documents to the Company in the format in which the Fund is accustomed to formatting them, and the Company shall bear the expense of adjusting or changing the format to conform with any of its documents. In such event, the Fund will reimburse the Company in an amount equal to the product of "x" and "y", where "x" is the number of such prospectuses and statements of additional information (and any supplements or amendments thereto) distributed to Existing Contract Owners and "y" is the

Fund's per unit cost of printing such documents. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the costs of printing, typesetting or distributing any prospectuses or statements of additional information (or any supplements or amendments thereto) other than the costs of printing and typesetting those prospectuses or statements of additional information (or any supplements or amendments thereto) actually distributed to Existing Contract Owners.

      3.3. The statement of additional information of the Fund shall be obtainable from the Fund, the Company or such other person as the Fund may designate.

      3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, and any supplements or amendments thereto, which are covered in Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Existing Contract Owners. The Fund shall not pay any costs of distributing such proxy materials, reports to shareholders and other communications to prospective Contract owners.

      3.5. If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

            (i)   solicit voting instructions from Contract owners;

            (ii) vote the Portfolio shares in accordance with instructions received from Contract owners; and

            (iii) vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

      3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

      3.7. The Fund will be responsible for calculating the performance information for each Portfolio. The Company will be responsible for calculating the performance information for the Contracts. The Fund agrees to provide the Company with performance information for the Portfolios on a timely basis to enable the Company to calculate performance information for the Contracts in accordance with applicable state and federal law.

                  ARTICLE IV. SALES MATERIAL AND INFORMATION

      4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Fund or its designee. The Fund shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

      4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, prospectus or statement of additional information for the Fund shares, as such registration statement, prospectus or statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund. The Fund agrees to respond to any request for approval under this Section 4.2 on a timely basis.

      4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Company or its designee. The Company shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

      4.4. Neither the Fund nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

      4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares and are relevant to the Company or the Contracts, as soon as reasonably practicable after the filing of such document with the SEC.

      4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts, as soon as reasonably practicable after the filing of such document with the SEC.

      4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, proxy materials, and any other material constituting sales literature or advertisements under the rules of the NASD, the 1933 Act or the 1940 Act.

      4.8. The Adviser hereby authorizes the Company to use the following branded names - "Van Kampen" - in the Contracts, prospectus or statement of additional information for the Contracts, or any materials used to market the Contracts ("Company Material"), subject to the terms and conditions of Sections 4.1 and 4.2 of this Agreement. The Company agrees not to use the name "Morgan Stanley" in any Company Material unless permitted and approved by the Adviser; provided, however, that the Company may use such name where (i) in the opinion of counsel to the Company, or as directed by the SEC, such use is necessary to make the disclosures contained in the Company Material not misleading and (ii) the Company provides the Adviser with prompt notice of the required disclosure. It is understood that the names "Morgan Stanley" and "Van Kampen" and any derivative thereof or logos associated with such names (collectively, the "MS Names"), are the valuable property of the Adviser and its affiliates and that the Company shall only have the right to use the MS Names in Company Materials subject to the constraints set forth in this Section and with the prior approval of the Adviser. Upon termination of this Agreement, the Company shall, as soon as is reasonably possible, cease to use the MS Names.

                         ARTICLE V. FEES AND EXPENSES

      5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.

      5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in Article 3 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

      5.3. The Company shall bear the expenses of distributing the Fund's prospectus, statement of additional information, proxy materials and reports to owners of Contracts issued by the Company; provided, however, that the Adviser or the Underwriter shall reimburse the Company for expenses associated with the distribution of such materials to Existing Contract Owners.

                          ARTICLE VI. DIVERSIFICATION

      6.1. The Fund will use its best efforts to at all times comply with
Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Fund ceases to so qualify, it will take reasonable steps to (a) notify the Company of such event and (b) adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                       ARTICLE VII. POTENTIAL CONFLICTS

      7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities;

(c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

      7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners. The Board will record in its minutes, or other appropriate records, all reports received by it and all Board action with regard to a conflict.

      7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts (or sub-accounts) from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract
                                                 ----
owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

      7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners. Until the end of such withdrawal under this
Section 7.4 the Fund will, to the extent permitted by law and any SEC exemptive relief granted to the Fund, continue to accept and implement orders by the Company for the redemption of Portfolio shares in accordance with the provisions of this Agreement.

      7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

      7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and
7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

      7.7. Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                         ARTICLE VIII. INDEMNIFICATION

      8.1. Indemnification by the Company
           ------------------------------

            8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                  (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

                  (iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

                  (vi) arise out of or are based on the Company's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or any violation of applicable federal or state law by the Company or persons under its control.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.1(b) through (d) below.

            8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

            8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.1(d). Except as expressly stated herein, in no event will the Company be responsible to an Indemnified Party for any consequential, punitive or exemplary damages of any kind arising from this Agreement.

            8.1(e). The Fund or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

      8.2. Indemnification by the Adviser
           ------------------------------

            8.2(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

                  (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

                  (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

                  (iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading in light of the circumstances under which they were made, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

                  (iv) arise as a result of any failure by the Adviser to provide the services and furnish the materials under the terms of this Agreement; or

                  (v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser; or

                  (vi) arise out of or are based on the Adviser's lack of good faith, gross negligence or willful misconduct in carrying out its duties and responsibilities under this Agreement, or any violation of applicable federal or state law by the Adviser or persons under its control.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.2(b) through (d) below.

            8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

            8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

            8.2(d). Except as expressly stated herein, in no event will the Adviser be responsible to an Indemnified Party for any consequential, punitive or exemplary damages of any kind arising from this Agreement.

            8.2(e). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

                          ARTICLE IX. APPLICABLE LAW

      9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

      9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                            ARTICLE X. TERMINATION

      10.1. This Agreement shall continue in full force and effect until the first to occur of:

            (a) termination by any party for any reason by sixty (60) days advance written notice delivered to the other parties, unless otherwise agreed in writing among the parties; or

            (b) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination shall become effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten (10) day period; or

            (c) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

            (d) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

            (e) termination by the Company by written notice to the Fund and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof, or if the Company reasonably and in good faith believes that the Fund may fail to so qualify; or

            (f) termination by the Fund or the Adviser by written notice to the Company if the Fund or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

            (g) termination by the Company by written notice to the Fund and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity; or

            (h) termination by the Fund or the Adviser by written notice to the Company, if the Company gives the Fund and the Adviser the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(h) shall be effective forty-five (45) days after the notice specified in Section 1.5 was given; or

            (i) termination by any party to this Agreement upon another party's material breach of any provision of this Agreement; or

            (j) termination by the Fund or the Adviser upon institution of formal proceedings against the Company by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale or administration of the Contracts, the operation of the Account(s), or the purchase of Fund shares, provided that the Fund or the Adviser, as applicable, determines in its sole judgment exercised in good faith, that any such proceedings would have a material adverse effect on the Company's ability to perform its obligations under this Agreement; or

            (k) termination by the Company upon institution of formal proceedings against the Fund or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body regarding the duties of the Fund or the Adviser under this Agreement or related to the sale of Fund shares or the administration of the Fund, provided that the Company determines in its sole judgment exercised in good faith, that any such proceedings would have a material adverse effect on the ability of the Fund or the Adviser, as applicable, to perform its obligations under this Agreement.

      10.2. Notwithstanding any termination of this Agreement with respect to a Portfolio, the Fund shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

      10.3. The provisions of Article VIII and Sections 12.2 and 12.3 will survive the termination of this Agreement and, as long as shares of the Portfolios are held under Existing Contracts in accordance with Section 10.2, the provisions of this Agreement (to the extent applicable) will survive the termination of this Agreement with respect to those Existing Contracts.

      10.4. In the event that the Fund intends to liquidate the assets of a Portfolio and terminate its existence or otherwise reorganize or merge a Portfolio, the Adviser agrees to reimburse the Company for the Company's costs associated with substituting shares of another registered investment company (including a cash management vehicle) for shares of the Portfolio or costs associated with eliminating the Portfolio as an investment option under the Contracts, as appropriate, provided that such costs are required, or are otherwise the result of actions that are required, under applicable law, rules or regulations. The Adviser's obligation to reimburse the Company's costs under this Section shall be limited to: (i) reasonable legal expenses in preparing and filing an application for a substitution order with the SEC (where such order is required to be obtained under applicable law, rules or regulations), (ii) expenses for printing and distributing disclosure of the substitution of shares or the elimination of the Portfolio as an investment option under the Contracts, and (iii) reasonable expenses associated with operational (i.e., systems and technology) issues to facilitate the substitution of shares or the elimination of the Portfolio as an investment option under the Contracts. The Company agrees to use its best efforts to minimize any costs incurred under this Section and shall provide the Adviser with acceptable documentation of any such costs incurred.

                              ARTICLE XI. NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to the Fund:

                             Van Kampen Life Investment Trust
                             1 Parkview Plaza
                             Oakbrook Terrace, Illinois 60181
                             Attention: President

           If to the Adviser:

                             Van Kampen Asset Management
                             1 Parkview Plaza
                             Oakbrook Terrace, Illinois 60181
                             Attention: President

           If to the Underwriter:

                             Van Kampen Funds Inc.
                             1 Parkview Plaza
                             Oakbrook Terrace, Illinois 60181
                             Attention: President

           If to the Company:

                             American Enterprise Life Insurance Company
                             1765 Ameriprise Financial Center
                             Minneapolis, Minnesota 55474
                             Attention: Vice President

                             with a copy to:

                             American Enterprise Life Insurance Company
                             50607 Ameriprise Financial Center
                             Minneapolis, Minnesota 55474
                             Attention: General Counsel's Office

                             IDS Life Insurance Company
                             1765 Ameriprise Financial Center
                             Minneapolis, Minnesota 55474
                             Attention: Vice President
                             with a copy to:

                             IDS Life Insurance Company
                             50607 Ameriprise Financial Center
                             Minneapolis, Minnesota 55474
                             Attention:  General Counsel's Office

                          ARTICLE XII. MISCELLANEOUS

      12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund. Each of the Company, the Underwriter and the Adviser acknowledges and agrees that, as provided by the Fund's Agreement and Declaration of Trust, the shareholders, trustees, officers, employees and other agents of the Fund and the Portfolios shall not personally be bound by or be liable for matters set forth hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder. A Certificate of Trust referring to the Fund's Agreement and Declaration of Trust is on file with the Secretary of State of Delaware.

      12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party ("Confidential Information"). Each party agrees not to disclose, disseminate or utilize another party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) where the Confidential Information is already known to the receiving party through lawful means prior to disclosure, or (v) as otherwise required or permitted under applicable law. Each party agrees to ensure the security and confidentiality of Confidential Information, to protect such information against any threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information. Each party agrees to cause those employees, or any other party, to whom it may provide access to or disclose Confidential Information to limit the use and disclosure of such information in accordance with the terms of this Agreement.

            Each party acknowledges that any breach of the agreements in this
Section 12.2 could result in immediate and irreparable harm for which there would be no adequate remedy at law and agree that, in the event of such a breach, the party so aggrieved will be entitled to equitable relief by way of temporary and permanent injunctions, as well as such other relief as any court of competent jurisdiction deems appropriate.

      12.3. The Fund and the Adviser acknowledge that all computer programs and procedures or other information developed by the Company or its affiliates or any of their employees or agents in connection with the Company's performance of its duties under this Agreement are the valuable property of the Company and its affiliates.

      12.4. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

      12.5. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

      12.6. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

      12.7. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

      12.8. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

      12.9. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement and the Company is provided notice of such assignment.

      12.10. If requested by the Fund or the Adviser, the Company shall furnish, or shall cause to be furnished, to the requesting party or its designee copies of the following documents:

            (a) the Company's annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

            (b) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

            (c) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

            (d) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

      12.11. Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

      12.12. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
IDS LIFE INSURANCE COMPANY

BY:  /S/    PAT. H. CAREY III
     ------------------------------------------
     NAME:  PAT H. CAREY III
     TITLE: VICE PRESIDENT OF EACH COMPANY

     ATTESTED BY:

     /S/    BETSY HANNUM
     ------------------------------------------
     NAME:  BETSY HANNUM
     TITLE: ASSISTANT SECRETARY OF EACH COMPANY


VAN KAMPEN LIFE INVESTMENT TRUST

BY:  /S/    JAMES GARRETT
     ------------------------------------------
     NAME:  JAMES GARRETT
     TITLE: CFO


VAN KAMPEN ASSET MANAGEMENT

BY:  /S/    EDWARD WOOD
     ------------------------------------------
     NAME:  EDWARD WOOD
     TITLE: MANAGING DIRECTOR


VAN KAMPEN FUNDS INC.

BY:  /S/    ANDREW SCHERER
     ------------------------------------------
     NAME:  ANDREW SCHERER
     TITLE: MANAGING DIRECTOR

                                  SCHEDULE A

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                  ------------------------------------------
                          OF AMERICAN ENTERPRISE LIFE
                          ---------------------------

NAME OF SEPARATE ACCOUNT AND                        NAME OF CONTRACT AND FORM NUMBER
DATE ESTABLISHED BY BOARD OF DIRECTORS              FUNDED BY SEPARATE ACCOUNT
--------------------------------------              --------------------------
American Enterprise Variable Annuity Account        RiverSource(SM) AccessChoice Select(SM)
(established July 15, 1987)                         273399 and 273401 and state variations thereof

                                                    RiverSource(SM) Endeavor Select(SM)
                                                    273400 and 273402 and state variations thereof

                                                    RiverSource(SM) FlexChoice(SM) Select Variable Annuity
                                                    272876 and state variations thereof

                                                    RiverSource(SM) Innovations(R) Classic Select
                                                    Variable Annuity
                                                    272646 and 272877 and state variations thereof

                                                    RiverSource(SM) Innovations(R) Select Variable Annuity
                                                    272646 and 272877 and state variations thereof

                                                    RiverSource(SM) Signature One Select Variable Annuity
                                                    272876 and state variations thereof

                                                    RiverSource(SM) Signature Select Variable Annuity(R)
                                                    272876 and state variations thereof

                                                    Evergreen New Solutions Select Variable Annuity
                                                    272646 and 272877 and state variations thereof

                                                    Evergreen New Solutions Variable Annuity


                            Schedule A page 1 of 2

                                                    240343 and state variations thereof

                                                    Evergreen Pathways(SM) Select Variable Annuity
                                                    272876 and state variations thereof

                                                    Evergreen Pathways(SM) Variable Annuity
                                                    271491 and 271496 and state variations thereof

                                                    Evergreen Privilege(SM) Variable Annuity
                                                    271498 and state variations thereof

                                                    Evergreen Essential(SM) Variable Annuity
                                                    271552 and state variations thereof

                                                    Wells Fargo Advantage Select Variable Annuity
                                                    272646 and 272877 and state variations thereof

                                                    Wells Fargo Advantage Builder Select Variable Annuity
                                                    272876 and state variations thereof

                                                    Wells Fargo Advantage Choice Select Variable Annuity
                                                    272876 and state variations thereof


                            Schedule A page 2 of 2

                                 SCHEDULE A-1

                  SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                  ------------------------------------------
                                  OF IDS LIFE
                                  -----------

NAME OF SEPARATE ACCOUNT AND                  NAME OF CONTRACT AND FORM NUMBER
DATE ESTABLISHED BY BOARD OF DIRECTORS        FUNDED BY SEPARATE ACCOUNT
--------------------------------------        --------------------------
IDS Life Variable Account 10 (established     RiverSource(SM) Retirement Advisor 4
August 23, 1995)                              Advantage; Contract Form Number 131101-US
                                              and state variations thereof

                                              RiverSource(SM) Retirement Advisor 4 Select;
                                              Contract Form Number 131102-US and state
                                              variations thereof

                                              RiverSource(SM) Retirement Advisor 4 Access;
                                              Contract Form Number 131103-US and state
                                              variations thereof

                                              RiverSource(SM) Retirement Advisor Select
                                              Plus(R) Variable Annuity; Contract Form
                                              Number 131041A and state variations thereof

                                              RiverSource(SM) Retirement Advisor Select(SM)
                                              Variable Annuity; Contract Form Numbers
                                              131041, 131042 and 131043 and state variations
                                              thereof

                                              RiverSource(SM) Retirement Advisor Advantage
                                              Plus(R) Variable Annuity; Contract Form
                                              Number 31041A and state variations thereof

                                              RiverSource(SM) Retirement Advisor Advantage(SM)
                                              Variable Annuity and RiverSource(SM) Retirement
                                              Advisor Advantage(SM) Variable Annuity - Band 3;
                                              Contract Form Numbers 31043, 31044, 31045-IRA, 31046,
                                              31047, 31048-IRA and state variations thereof


                           Schedule A-1 page 1 of 2

                                              RiverSource(SM) Retirement Advisor Variable
                                              Annuity(R) and RiverSource(SM) Retirement Advisor
                                              Variable Annuity(R) - Band 3; Contract Form Numbers
                                              31043, 31044, 31045-IRA, 31046, 31047, 31048-IRA
                                              and state variations thereof


                           Schedule A-1 page 2 of 2

                                  SCHEDULE B

                PORTFOLIOS OF VAN KAMPEN LIFE INVESTMENT TRUST
                        AVAILABLE UNDER THIS AGREEMENT
                        ------------------------------
                         FOR AMERICAN ENTERPRISE LIFE
                         ----------------------------

                                Class II Shares
                                ---------------

                     Comstock Portfolio - Class II Shares
                  Growth & Income Portfolio - Class II Shares

                                 SCHEDULE B-1

                PORTFOLIOS OF VAN KAMPEN LIFE INVESTMENT TRUST
                        AVAILABLE UNDER THIS AGREEMENT
                        ------------------------------
                                 FOR IDS LIFE
                                 ------------

                                Class II Shares
                                ---------------

                     Comstock Portfolio - Class II shares

                                  SCHEDULE C

                            PROXY VOTING PROCEDURES
                            -----------------------

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

o The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

o Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

      Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

o The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

o The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

      -     name (legal name as found on account registration)

      -     address

      -     fund or account number

      -     coding to state number of units

      - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

o During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

      -     Voting Instruction Card(s)

      -     One proxy notice and statement (one document)

      - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent

      - "urge buckslip" - optional, but recommended (this is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.)

      - cover letter - optional; supplied by Company and reviewed and approved in advance by the Fund

o The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

o     Package mailed by the Company.

      * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not
                                                                       ---
            including,) the shareholder meeting, counting backwards.

o Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

      Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

o Signatures on Card checked against legal name on account registration that was printed on the Card.

      Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

o If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of
                                               ------------
      vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

o There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

o The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must
                                                        ------
      review and approve tabulation format.

o Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

o A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

o The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

o All approvals and "signing-off" may be done orally, but must always be followed up in writing.